UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

Frontdoor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38617	82-3871179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway,
Memphis, Tennessee		38125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 901 701-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2025, Chastitie Brim, the Vice President, Controller and Chief Accounting Officer of Frontdoor, Inc. (the “Company”), provided notice to the Company of her intention to retire effective August 24, 2025, after which date Ms. Brim will serve in an advisory capacity until September 15, 2025. Ms. Brim’s decision to retire was not the result of any disagreement with the Company, the Company’s management or the Board of Directors of the Company on any matter relating to the Company’s operations, policies or practices.

On July 22, 2025, the Company appointed Sally J. Shanks, to serve as the Company’s Vice President, Controller and Chief Accounting Officer effective August 25, 2025. Prior to joining the Company, Ms. Shanks, age 48, served as Chief Accounting Officer of WillScot Holdings Corporations (Nasdaq: WSC) (“WillScot”), a publicly traded mobile storage and modular solutions business, since 2017. In this role, she was responsible for WillScot’s Accounting, Accounting Operations, External Reporting and Tax functions. Ms. Shanks joined WillScot from Merkle Inc., a global technology-enabled performance marketing agency, where she served in various financial leadership roles from 2009 to 2017, including Senior Vice President, Accounting & Treasury. Prior to that she held the role of Director of Accounting and Reporting for Laureate Education. Ms. Shanks started her career with PricewaterhouseCoopers LLP, earned a Bachelor of Science degree in Accounting from Providence College, and is a Certified Public Accountant (inactive) in the State of Connecticut.

In connection with her appointment as Vice President, Controller and Chief Accounting Officer of the Company, Ms. Shanks will receive (i) an annual base salary of $395,000 and a target annual bonus opportunity of 50% of her annual base salary pursuant the Company’s Annual Incentive Plan, (ii) annual equity-based awards under the Frontdoor, Inc. 2018 Omnibus Incentive Plan, which, subject to the approval of the Compensation Committee of the Board of Directors of the Company in its sole discretion, shall be granted beginning on the Company’s 2026 annual award grant date, and (iii) a sign on equity grant in the amount of $100,000 in restricted stock units, which will vest in two equal annual installments subject to Ms. Shanks’s continued employment. In addition, Ms. Shanks shall be a “covered person” under the Company’s Executive Severance Policy and shall be eligible to participate in the Company’s health, welfare and retirement benefits on the same basis as all other Company employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTDOOR, INC.

Date:	July 23, 2025	By:	/s/ Jeffrey A. Fiarman
		Name: Title:	Jeffrey A. Fiarman Senior Vice President, Chief Legal Officer and Secretary